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                                                                     EXHIBIT 8.1

                      [Letterhead of Schiff Hardin & Waite]


Lawrence H. Jacobson
(312) 258-5580




                                  May 12, 1998


Newell Co.
Newell Center
29 East Stephenson Street
Freeport, Illinois 61032

                  RE: NEWELL CO. AND NEWELL FINANCIAL TRUST I REGISTRATION STATEMENT ON FORM S-3, NO. 333-47261

Gentlemen:

                  As special tax counsel to Newell Financial Trust I (the "Trust") and Newell Co. in connection with the issuance of 10,000,000 Convertible Quarterly Income Preferred Securities of the Trust (the "Securities"), and assuming (i) the holder of the Common Securities of the Trust will have "substantial assets" (other than the Common Securities) within the meaning of Treasury Regulations Section 301.7701-2(d)(2) and (ii) the operative documents for the Securities described in the Prospectus included in the Registration Statement to which this opinion is filed as an exhibit (the "Registration Statement") will be performed in accordance with the terms described therein, we hereby confirm to you our opinion as set forth under the heading "Certain Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

                  Our opinion is based on current provisions of the Internal Revenue Code of 1986, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Securities, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied, may affect the continuing validity of the opinions set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Certain Federal Income Tax Consequences" in the Registration Statement.

                                              Very truly yours,

                                              SCHIFF HARDIN & WAITE



                                              By: /s/ Lawrence H. Jacobson
                                                  -----------------------------
                                                  Lawrence H. Jacobson